UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 8, 2006

CRM Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	6331	Not Applicable

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box HM 2062 , Hamilton HM HX Bermuda

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (441) 295-6689

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Other Events.

On June 8, 2006 the Registrant’s Co-CEO and Chairman of the Board, Daniel G. Hickey presented at the Sandler O’Neill and Partners, L.P. Financial Services Conference in New York.  During the conference, management presented a slide show and discussed certain pro forma information regarding the outlook for its excess reinsurance business for 2007, including a goal for the proportion of excess reinsurance to be underwritten by its Twin Bridges subsidiary as well as the expansion opportunities for its fee-based management services business.  A copy of the slide show used in the presentation is attached hereto as Exhibit 99.2 and is incorporated by reference herein.  Attached as Exhibit 99.1 hereto is a press release issued by the Company on June 7, 2006 with instructions on how to access the web conference.  In addition, to amend the press release, a replay of the webcast presentation will be available for ninety days, not the originally discussed thirty days.

The information, including the exhibit attached hereto, in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise stated in such filing.

Item 9.01 Financial Statements and Exhibits.

          (d) Exhibits

99.1  Press Release of CRM Holdings, Ltd. dated June 7, 2006

99.2  Slide Presentation for June 8, 2006 Presentation at the Sandler, O’Neil & Partner’s, L.P. Financial Services Conference.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd.

(Registrant)

June 8, 2006
/s/ Daniel G. Hickey, Jr.

Daniel G. Hickey, Jr.
Co-Chief Executive Officer

/s/ Martin D. Rakoff

Martin D. Rakoff
Co-Chief Executive Officer